Investor Presentation

ClearOne

Nasdaq: CLRO

We enhance communication and collaboration for organizations worldwide



Safe-Harbor Statement – 1 of 2

This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements in this report, other than statements of historical fact, are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this report are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are based upon reasonable assumptions at the time made, there can be no assurance that any such expectations or any forward-looking statement will prove to be correct. Our actual results will vary, and may vary materially, from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not anticipate, including, without limitation, product recalls and product liability claims; infringement of our technology or assertion that our technology infringes the rights of other parties; termination of supplier relationships, or failure of suppliers to perform; inability to successfully manage growth; delays in obtaining regulatory approvals or the failure to maintain such approvals; concentration of our revenue among a few customers, products or procedures; development of new products and technology that could render our products obsolete; market acceptance of new products; introduction of products in a timely fashion; price and product competition, availability of labor and materials, cost increases, and fluctuations in and obsolescence of inventory; volatility of the market price of our common stock; foreign currency fluctuations; changes in key personnel; work stoppage or transportation risks; integration of business acquisitions; and other factors referred to in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the three months ended June 30, 2023. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Additional factors that may have a direct bearing on our operating results are discussed in Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022.

ClearOne
Nasdaq: CLRO

Safe-Harbor Statement – 2 of 2

This communication is not an offer to sell or a solicitation of offers to purchase any securities. This communication has not been approved or disapproved by the U.S. Securities and Exchange Commission (the "SEC") or the securities regulatory authority of any state, nor has the SEC or any security regulatory authority of any statement passed upon the accuracy or adequacy of statements in this communication. Any representation to the contrary is a criminal offense.

Certain information concerning economic or market trends and performance may be based on or derived from publicly available information provided by third parties and other industry sources. While the Company believes this third-party information to be reliable, the Company cannot guarantee the accuracy of such information nor has the Company independently verified the assumptions upon which such information is based.



Progress Since 6/14 Investor Update

- Total revenue increased by 31% in Q2 2023 compared to Q1 2023 driven by increased shipments of orders from the backlog due to improved manufacturing output.
- Achieved sequential and Year-Over-Year OpEx reductions in Q2 2023.
- We maintain a strong balance sheet with approximately $22.1 million in cash on hand and investments.
- We are on track to ship the BMA 360D in Q3. BMA 360D is a microphone array ceiling tile that incorporates the world's most advanced technology and works with any Dante-enabled DSP mixer.
- The CHAT 150 BT is scheduled to ship in Q3. CHAT 150 BT is a USB and Bluetooth speakerphone that enhances conferencing for the ultimate in business class performance.
- The DIALOG UVHF wireless microphone system is scheduled to ship in Q4. DIALOG UVHF is a highly flexible wireless microphone system that delivers incredibly robust reception and more available spectrum on-demand than any other product in its class.

Financial Summary – Revenue

ClearOne
Nasdaq: CLRO

- Revenue performance expected to improve in 2H23 as the Company works to mitigate recent pressures from litigation impacts and manufacturing volume constraints


Annual Revenue and Gross Margin
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
50%
40%
30%
20%
10%
0%
FY19
FY20
FY21
FY22
TTM @ Q2'23
Revenue
Gross Margin


Quarterly Revenue and Gross Margin
$9,000
$6,000
$3,000
$
50%
40%
30%
20%
10%
0%
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Revenue
Gross Margin

($ in 000s, except margin amounts)

Financial Summary – OpEx and Profitability

- Cost-cutting initiatives implemented in FY22 drive operating expense reductions and leaner foundation for growth


Annual OpEx
$24,000
$18,000
$12,000
$6,000
$0
FY19
FY20
FY21
FY22
TTM @Q2'23
GAAP
Non-GAAP


Quarterly OpEx
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
GAAP
Non-GAAP

($ in 000s unless otherwise stated)

	FY19	FY20	FY21	FY22	TTM @ Q2'23
GAAP Net Income (Loss)	$(8.4)M	$0.5M[1]	$(7.7)M	$20.6M[2]	$20.9M[2]
Non-GAAP Net Income (Loss)	$(6.8)M	$2.3M	$(5.3)M	$(5.2)M	$(5.7)M
Adjusted EBITDA	$(6.2)M	$(3.7)M	$(4.7)M	$(4.4M)	$(4.8)M

[1] Includes recognition of income tax refund receivable of approximately $7.1 million arising out of the carryback of net operating losses that became possible due to the enactment of the CARES Act.
[2] Includes recognition of a gain of $33.6 million related to the one-time legal settlement receivable of $55 million net of unamortized capitalized legal expenses of $21.4 million. This gain was partially offset by operating loss and provision for income tax.

Balance Sheet

	Jun 30, 2023	Dec 31, 2022
Assets		
Cash on hand and investments	22,080	984
Accounts receivable	4,232	58,603
Inventories (Current and Long Term)	10,908	11,668
Prepaid exp & other assets	4,387	7,923
Income taxes receivable	6,381	1,071
Intangibles	1,908	2,071
PP&E, net	614	383
Total Assets	**50,505**	**82,703**
Liabilities		
Accounts payable	2,435	1,284
Accrued expenses and taxes	2,264	2,400
Debt	1,380	3,732
Other liabilities	1,060	1,157
Total Liabilities	**7,139**	**8,573**
Equity		
Common Stock and APIC	46,003	74,934
Accumulated Deficit including AOCI	(2,637)	(804)
Total Equity	**43,366**	**74,130**
Total Liabilities & Equity	**50,505**	**82,703**

($ in 000s, except margin amounts)

Corporate Focus

➢ Innovation

7 new products introduced in the last 12 months

84 issued patents with additional applications pending

➢ Cost Savings

GAAP OPEX reduced by ~29% YoY and 9% sequentially.

➢ Manufacturing Transition and Ramp

Revenue growth in Q2 2023 was driven by shipment of orders from the backlog due to improved manufacturing output.